Exhibit 99.1

Arrow Electronics Third Quarter Earnings Per Share Almost Triple Year over Year

-- REVENUE AND EARNINGS EXCEED STREET EXPECTATIONS --

-- NON-GAAP EARNINGS PER SHARE OF $1.08 --

MELVILLE, N.Y.--(BUSINESS WIRE)--October 27, 2010--Arrow Electronics, Inc. (NYSE:ARW) today reported third quarter 2010 net income of $118.5 million ($1.01 and $1.00 per share on a basic and diluted basis, respectively) on sales of $4.66 billion, compared with net income of $12.6 million ($.10 per share on both a basic and diluted basis) on sales of $3.67 billion in the third quarter of 2009.

The company's results for the third quarters of 2010 and 2009 include a number of items outlined below that impact their comparability. A complete reconciliation of these items is provided under the heading “Certain Non-GAAP Financial Information.” Excluding those items, on a non-GAAP basis, net income for the quarter ended October 2, 2010 would have been $128.0 million ($1.09 and $1.08 per share on a basic and diluted basis, respectively) and net income for the quarter ended October 3, 2009 would have been $44.9 million ($.37 per share on both a basic and diluted basis).

“The positive momentum we have seen in our businesses during the first half of the year has continued with another quarter of terrific performance. Earnings per share came in well ahead of our expectations and almost tripled year over year to a record third-quarter level,” said Michael J. Long, chairman, president, and chief executive officer. “Our strategy to accelerate growth and gain market share through sales excellence, value-added services, and expansion of markets served is paying off.”

“The third quarter results once again demonstrate our ability to deliver industry-leading results and drive gross margin improvements, and the significant operating leverage we have in the model, with operating income growing more than 5x faster than sales on a year-over-year basis,” said Paul J. Reilly, executive vice president, finance and operations and chief financial officer. “Equally important, our returns continue to reflect our strategic accomplishments, with both our return on working capital and return on invested capital almost doubling year over year.”

Global components sales of $3.44 billion increased 35 percent year over year. “Our components business experienced its fifth consecutive quarter of better than normal seasonality. Gross and operating margins have also seen sequential improvements over the past year,” Mr. Long said.

Global enterprise computing solutions (“ECS”) sales of $1.22 billion increased 8 percent year over year. “Storage, software, and industry-standard servers grew at very strong double-digits rates on a year-over-year basis,” said Mr. Long. “We also saw terrific growth in some of our newer initiatives including security and networking,” Mr. Long added.

The company's results for the third quarters of 2010 and 2009 include the items outlined below that impact their comparability:

  restructuring, integration, and other charges of $14.3 million ($9.5 million net of related taxes or $.08 per share on both a basic and diluted basis) in 2010 and $37.6 million ($29.1 million net of related taxes or $.24 per share on a both basic and diluted basis) in 2009.
  loss on prepayment of debt of $5.3 million ($3.2 million net of related taxes or $.03 per share on both a basic and diluted basis) in 2009.

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2010 was $321.7 million ($2.71 and $2.68 per share on a basic and diluted basis, respectively) on sales of $13.51 billion, compared with net income of $60.4 million ($.50 per share on both a basic and diluted basis) on sales of $10.48 billion in the first nine months of 2009. Sales in the first nine months of 2010 increased 29 percent year over year.

Net income for the first nine months of 2010 includes restructuring, integration, and other charges of $27.4 million ($19.1 million net of related taxes or $.16 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies and a loss on prepayment of debt of $1.6 million ($1.0 million net of taxes or $.01 per share on both a basic and diluted basis). Excluding these items, net income would have been $341.9 million ($2.88 and $2.84 per share on a basic and diluted basis, respectively) for the first nine months of 2010.

Net income for the first nine months of 2009 includes restructuring, integration, and other charges of $80.9 million ($61.3 million net of related taxes or $.51 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies and a loss on prepayment of debt of $5.3 million ($3.2 million net of taxes or $.03 per share on both a basic and diluted basis). Excluding these items, net income would have been $124.9 million ($1.04 per share on both a basic and diluted basis) for the first nine months of 2009.

GUIDANCE

“Looking ahead, we believe that total fourth quarter sales will be between $5.0 and $5.4 billion, with global components sales between $3.325 and $3.525 billion and global enterprise computing solutions sales between $1.675 and $1.875 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $1.22 to $1.32,” said Mr. Reilly.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives and prepayment of debt. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. EARNINGS RECONCILIATION (In thousands except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009

Operating income, as reported	$184,519	$45,056	$518,980	$157,491
Restructuring, integration, and other charges	14,338	37,583	27,424	80,853
Operating income, as adjusted	$198,857	$82,639	$546,404	$238,344

Net income attributable to shareholders, as reported	$118,502	$12,581	$321,741	$60,419
Restructuring, integration, and other charges	9,506	29,075	19,146	61,268
Loss on prepayment of debt	-	3,228	964	3,228
Net income attributable to shareholders, as adjusted	$128,008	$44,884	$341,851	$124,915

Net income per basic share, as reported	1.01	$.10	$2.71	$.50
Restructuring, integration, and other charges	.08	.24	.16	.51
Loss on prepayment of debt	-	.03	.01	.03
Net income per basic share, as adjusted	$1.09	$.37	$2.88	$1.04

Net income per diluted share, as reported	$1.00	$.10	$2.68	$.50
Restructuring, integration, and other charges	.08	.24	.16	.51
Loss on prepayment of debt	-	.03	.01	.03
Net income per diluted share, as adjusted	$1.08	$.37	$2.84	$1.04
The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009

Sales	$4,657,841	$3,671,865	$13,506,514	$10,481,116
Costs and expenses:
Cost of sales	4,049,047	3,250,804	11,771,311	9,226,865
Selling, general and administrative expenses	390,727	321,503	1,133,352	965,645
Depreciation and amortization	19,210	16,919	55,447	50,262
Restructuring, integration, and other charges	14,338	37,583	27,424	80,853
	4,473,322	3,626,809	12,987,534	10,323,625
Operating income	184,519	45,056	518,980	157,491
Equity in earnings of affiliated companies	1,633	1,883	4,566	3,233
Loss on prepayment of debt	-	5,312	1,570	5,312
Interest and other financing expense, net	18,921	18,033	57,362	58,150
Income before income taxes	167,231	23,594	464,614	97,262
Provision for income taxes	48,729	11,018	142,878	36,868
Consolidated net income	118,502	12,576	321,736	60,394
Noncontrolling interests	-	(5)	(5)	(25)
Net income attributable to shareholders	$118,502	$12,581	$321,741	$60,419
Net income per share:
Basic	$1.01	$.10	$2.71	$.50
Diluted	$1.00	$.10	$2.68	$.50
Average number of shares outstanding:
Basic	116,958	119,888	118,813	119,745
Diluted	118,235	120,785	120,270	120,238

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	October 2,	December 31,
	2010	2009
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$509,724	$1,137,007
Accounts receivable, net	3,602,733	3,136,141
Inventories	2,013,711	1,397,668
Other current assets	215,130	168,812
Total current assets	6,341,298	5,839,628
Property, plant and equipment, at cost:
Land	23,745	23,584
Buildings and improvements	134,631	137,539
Machinery and equipment	845,058	779,105
	1,003,434	940,228
Less: Accumulated depreciation and amortization	(506,912)	(479,522)
Property, plant and equipment, net	496,522	460,706
Investments in affiliated companies	57,096	53,010
Cost in excess of net assets of companies acquired	1,253,092	926,296
Other assets	560,877	482,726
Total assets	$8,708,885	$7,762,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,072,831	$2,763,237
Accrued expenses	626,926	445,914
Short-term borrowings, including current portion of long-term debt	16,854	123,095
Total current liabilities	3,716,611	3,332,246

Long-term debt	1,627,501	1,276,138
Other liabilities	224,061	236,685
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2010 and 2009
Issued – 125,337 and 125,287 shares in 2010 and 2009, respectively	125,337	125,287
Capital in excess of par value	1,056,035	1,056,704
Treasury stock (9,539 and 5,459 shares in 2010 and 2009, respectively), at cost	(283,064)	(179,152)
Retained earnings	2,016,258	1,694,517
Foreign currency translation adjustment	228,614	229,019
Other	(2,468)	(9,415)
Total shareholders' equity	3,140,712	2,916,960
Noncontrolling interests	-	337
Total equity	3,140,712	2,917,297
Total liabilities and equity	$8,708,885	$7,762,366

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Quarter Ended
	October 2, 2010	October 3, 2009
Cash flows from operating activities:
Consolidated net income	$118,502	$12,576
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	19,210	16,919
Amortization of stock-based compensation	7,939	6,172
Amortization of deferred financing costs and discount on notes	582	571
Equity in earnings of affiliated companies	(1,633)	(1,883)
Deferred income taxes	4,051	4,266
Restructuring, integration, and other charges	9,506	29,075
Excess tax benefits from stock-based compensation arrangements	(12)	(416)
Loss on prepayment of debt	-	3,228
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(53,872)	(132,864)
Inventories	(149,716)	67,435
Accounts payable	(63,319)	95,638
Accrued expenses	59,216	(15,065)
Other assets and liabilities	22,580	26,678
Net cash provided by (used for) operating activities	(26,966)	112,330
Cash flows from investing activities:
Acquisition of property, plant and equipment	(26,753)	(26,653)
Cash consideration paid for acquired businesses	(287,648)	-
Net cash used for investing activities	(314,401)	(26,653)
Cash flows from financing activities:
Change in short-term and other borrowings	6,892	(24,500)
Proceeds from long-term bank borrowings, net	360,400	-
Repurchase/repayment of senior notes	(69,545)	(135,658)
Net proceeds from note offering	-	297,430
Proceeds from exercise of stock options	29	2,232
Excess tax benefits from stock-based compensation arrangements	12	416
Repurchases of common stock	(50,087)	(178)
Net cash provided by financing activities	247,701	139,742
Effect of exchange rate changes on cash	26,726	16,924
Net increase (decrease) in cash and cash equivalents	(66,940)	242,343
Cash and cash equivalents at beginning of period	576,664	908,427
Cash and cash equivalents at end of period	$509,724	$1,150,770

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Nine Months Ended
	October 2, 2010	October 3, 2009
Cash flows from operating activities:
Consolidated net income	$321,736	$60,394
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	55,447	50,262
Amortization of stock-based compensation	24,992	19,219
Amortization of deferred financing costs and discount on notes	1,686	1,681
Equity in earnings of affiliated companies	(4,566)	(3,233)
Deferred income taxes	29,027	21,933
Restructuring, integration, and other charges	19,146	61,268
Excess tax benefits from stock-based compensation arrangements	(1,740)	1,741
Loss on prepayment of debt	964	3,228
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(351,362)	413,790
Inventories	(595,588)	331,098
Accounts payable	243,797	(157,827)
Accrued expenses	89,250	(158,527)
Other assets and liabilities	(74,058)	4,292
Net cash provided by (used for) operating activities	(241,269)	649,319
Cash flows from investing activities:
Acquisition of property, plant and equipment	(83,373)	(99,022)
Cash consideration paid for acquired businesses	(460,001)	-
Proceeds from sale of properties	16,971	1,153
Other	-	(272)
Net cash used for investing activities	(526,403)	(98,141)
Cash flows from financing activities:
Change in short-term and other borrowings	(902)	(32,009)
Proceeds from long-term bank borrowings, net	360,400	-
Repurchase/repayment of senior notes	(69,545)	(135,658)
Net proceeds from note offering	-	297,430
Proceeds from exercise of stock options	3,196	3,069
Excess tax benefits from stock-based compensation arrangements	1,740	(1,741)
Repurchases of common stock	(131,266)	(2,323)
Net cash provided by financing activities	163,623	128,768
Effect of exchange rate changes on cash	(23,234)	19,552
Net increase (decrease) in cash and cash equivalents	(627,283)	699,498
Cash and cash equivalents at beginning of period	1,137,007	451,272
Cash and cash equivalents at end of period	$509,724	$1,150,770

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (unaudited)

	Quarter Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Sales:
Global components	$3,437,632	$2,541,339	$9,824,670	$7,157,921
Global ECS	1,220,209	1,130,526	3,681,844	3,323,195
Consolidated	$4,657,841	$3,671,865	$13,506,514	$10,481,116

Operating income (loss):
Global components	$196,803	$81,507	$533,405	$215,598
Global ECS	35,479	32,359	102,415	98,846
Corporate (a)	(47,763)	(68,810)	(116,840)	(156,953)
Consolidated	$184,519	$45,056	$518,980	$157,491
(a)	Includes restructuring, integration, and other charges of $14.3 million and $27.4 million for the third quarter and first nine months of 2010 and $37.6 million and $80.9 million for the third quarter and first nine months of 2009, respectively.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President & Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Director, Corporate Communications